SUB-ITEM 77 C:  Submission of
matters to a vote of security
holders

A Special Meeting of Shareholders of
Federated Equity Funds, Federated
Capital Appreciation Fund (FCAF)
was held on April 8, 2013, at 4000
Ericsson Drive, Warrendale,
Pennsylvania.  The following items,
which are required to be reported
under this SUB-ITEM 77C, were
voted on at the meeting:

To approve or disapprove a proposed
Agreement and Plan of
Reorganization pursuant to which
Federated Equity Income Fund, Inc.
(FEIFI) would acquire the assets of
FCAF in exchange for Class A
Shares, Class B Shares, Class C
Shares, Class R Shares, and
Institutional Shares of FEIFI to be
distributed pro rata by FCAF to its
shareholders of Class A Shares,
Class B Shares, Class C Shares,
Class R Shares, and Institutional
Shares, respectively in complete
liquidation and dissolution of FCAF.

	Shares voted affirmatively
...................................18,714,528
	Shares voted negatively
...........................................625,871
	Shares abstaining
.................................................1,07
3,720

The Definitive Proxy Statement for
this Special Meeting was filed with
the Securities and Exchange
Commission on January 25, 2013,
and is incorporated by reference.
(File No. 811-04017)